RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              DISCOVERY ZONE, INC.


                   DISCOVERY ZONE, INC. a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), hereby certifies as follows:

                   (1) The name of the Corporation is Discovery Zone, Inc. The original Certificate of Incorporation of the Corporation was filed on April 21, 1993. The name under which the Corporation was originally incorporated was also "Blockbuster Children's Amusement Corporation."

                   (2) This Restated Certificate of Incorporation
          ("Certificate") further restates in its entirety the Certificate of Incorporation of the Corporation.

                   (3) Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                    ARTICLE I

                   The name of the Corporation is Discovery Zone, Inc.

                                   ARTICLE II

                   The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                   The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                   SECTION 1. Authorized Capital. The total number of shares of capital stock which the Corporation has authority to issue is 2,400,000,000 shares, consisting of:

                   (i) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock");

                   (ii) 2,200,000,000 shares of Class A Common Stock, par value $.00017 per share (the "Class A Common Stock"); and

                   (iii) 190,000,000 shares of Class B Common Stock, par value $.00017 per share (the "Class B Common Stock").

                   The Class A Common Stock and the Class B Common Stock are hereafter collectively referred to as the "Common Stock." Immediately upon the effectiveness of this amendment to Article IV of the Certificate of Incorporation, each outstanding share of the Corporation's common stock, par value $.01 per share, shall without further action by the Corporation or the holder thereof be reclassified, changed and converted into one share of Class A Common Stock.

                   SECTION 2. Common Stock. Except as otherwise provided in this
          Section 2 or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

                            (A) Voting Rights. Except as otherwise provided in this Section 2, or as otherwise required by applicable law, the holders of Class A Common Stock shall be entitled to one vote per share and shall have the exclusive right to vote for the election of directors and on all matters to be voted on by the stockholders of the Corporation, and the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided that the holders of Class B Common Stock shall have the right to vote one vote per share together with the Class A Common Stock as one class on (i) any merger or consolidation of the Corporation with or into another entity or entities, (ii) any sale of all or substantially all of the Corporation's assets and (iii) any amendment to the Certificate; and provided further that the holders of Class B Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from the consideration to be received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction.

                            (B) Dividends. As and when dividends are declared or paid in respect of shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends pro rata at the same rate per share of each class of Common Stock; provided that (i) if dividends are declared or paid in shares of Common Stock, the dividends payable to the holders of Class A Common Stock shall be payable in shares of Class A Common Stock and the dividends payable to the holders of Class B Common Stock shall be payable in shares of Class B Common Stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, at such holder's request, dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock.

                            (C) Liquidation. The holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to participate pro rata at the same rate per share of each class of Common Stock in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

                            (D) Conversion.

                            (i) Conversion of Class B Common Stock. (a) In connection with the occurrence of any Conversion Event, each holder of Class B Common Stock shall be entitled to convert into an equal number of shares of Class A Common Stock any or all of the shares of such holder's Class B Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

                                      (b) For purposes of this Subsection (D) of
          Section 2, a "Conversion Event" shall mean (1) any public offering or public sale of securities of the Corporation (including a offering registered under the Securities Act of 1933, as amended (the "Securities Act") and a sale by the holders thereof pursuant to Rule 144 under the Securities Act or any similar rule then in force), (2) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (3) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class B Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (4) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of any class of voting securities of the Corporation, and (5) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities representing a majority of the Company's outstanding voting power (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purpose of this Subsection (D) of Section 2, "person" shall include any natural person and any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and any other entity or organization. The Corporation's directors shall use their best efforts to ensure that holders of the Class B Common Stock receive shares of non-voting common stock if, in connection with any merger, consolidation or similar transaction involving the Corporation, shares of capital stock are received by holders of Common Stock as consideration in respect thereof.

                                      (c) Each holder of Class B Common Stock
          shall be entitled to convert shares of Class B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Class B Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Class B Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class B Common Stock.

                                      (ii) Conversion Procedure. (a) Unless
          otherwise provided in connection with a Conversion Event of Class B Common Stock, each conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock, as such holder, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

                                      (b) Promptly after the surrender of
          certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (b) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                                      (c) The issuance of certificates for Class
          A Common Stock upon conversion of Class B Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock.

                                      (d) The Corporation shall at all times
          reserve and keep available out of its authorized but unissued shares of Class A Common Stock, for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                                      (e) The Corporation shall not close its
          books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Class B Common Stock. The Corporation shall assist and cooperate with any holder of Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Common Class B Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

                            (E) Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of



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                                        6

          the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

                            (F) Registration of Transfer.. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                            (G) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                            (H) Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                            (I) Amendment and Waiver. No amendment or waiver of any provision of this Section 2 shall be effective without the prior approval of the holders of a majority of the then outstanding Class B Common Stock voting as a separate class.

                   SECTION 3. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the



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                                        7

          voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The Corporation shall be authorized to issue 1,000 shares of Series A Convertible Preferred Stock, par value $.01 per share, the designations, powers, preferences and the relative, participation, optional or other rights, if any, of which (in addition to those set forth herein) are as set forth in the Certificate of Designations attached hereto as Exhibit A.

                        Pursuant to the authority conferred by this Article IV, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

                        Exhibit B: Series A Senior Cumulative Preferred Stock

                        Exhibit C: Series B Junior Cumulative Preferred Stock

                                    ARTICLE V

               Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

               To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

                   SECTION 1. Definitions. For purposes of this Article VI, the following terms shall have the following meanings:

                   "Board of Directors" means the Board of Directors of the Corporation.

                   "Indenture" means the Indenture, dated as of July 16, 1998 among the Corporation, certain subsidiaries of the Corporation named therein and the Trustee.



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                                        8

                   "Issue Date" means the original date of issuance of the Notes.

                   "Maturity Date" means May 1, 2002, the maturity date of the Notes.

                   "Noteholder Nominees" means individuals designated for nomination to the Board of Directors by the Trustee or by the holders of the Notes pursuant to the provisions of the Indenture, including Additional Noteholder Nominees (as defined below).

                   "Notes" means the 13 1/2% Senior Collateralized Notes due 2002 of the Company in the aggregate principal amount of $20,000,000, issued under the Indenture.

                   "Trustee" means Firststar Bank of Minnesota, in its capacity as trustee under the Indenture and any successor trustee pursuant to the provisions of the Indenture.

                   SECTION 2. Board of Directors. From and after the Issue date and until the date on which all outstanding Notes have been paid in full, the following provisions shall apply:

                        (i) From and after the Issue Date and until the Stockholders' Agreement is terminated, the Board of Directors shall consist of 11 directors; provided, however, that the number of directors constituting the Board of Directors may be reduced to less than 11 (but in any event not less than two directors), if the Board of Directors so approves pursuant to a unanimous vote.

                        (ii) From and after the Issue Date and until the Stockholders' Agreement is terminated, the Board of Directors of the Corporation (the "Board of Directors") shall not adopt any new provisions, or amend any existing provisions of its Amended and Restated By-Laws, except, in either case, by a unanimous vote of the directors of the Corporation.

                   SECTION 3. Approval of Bankruptcy Filings. The Corporation shall not, and shall not permit any subsidiary of the Corporation to
          (i) file a voluntary case or proceeding under any applicable bankruptcy law with respect to the Corporation or any Subsidiary of the Corporation, (ii) consent to the appointment of a custodian on the Corporation's behalf for substantially all of the Corporation's or any such subsidiary of the Corporation's assets, (iii) consent to, acquiesce in, support, encourage, suggest or assist in, the institution of a bankruptcy or insolvency proceeding against the Corporation or any such subsidiary of the Corporation, as applicable, or (iv) make any general assignment, or permit any such subsidiary of the Corporation to make any general assignment, for the benefit of creditors, unless any such action described in clauses (i) through
          (iv) has been approved by a unanimous vote of the Board.

                                   ARTICLE VII

                   From and after the Issue Date and until the Stockholders' Agreement is terminated, the Board of Directors shall not adopt any new provisions, or amend any existing provisions of its Amended and Restated Certificate of Incorporation without the unanimous consent of the shareholders; provided that, if an event occurs as a result of which the Noteholder Representatives constitute a majority of the Board of Directors, the Amended and Restated Certificate of Incorporation may be amended by stockholders representing a majority of the votes to be cast.

                                  ARTICLE VIII

                   SECTION 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists of may hereafter be amended.

                   Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                   SECTION 2. Indemnification and Insurance.

                   (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                   (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 2 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                   (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                   (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                   ARTICLE IX

                             Intentionally Omitted.

                                    ARTICLE X

                   Restrictions with respect to transfers of shares of capital stock of the Corporation may be contained in the By-Laws of the Corporation, in any agreement among some or all of the stockholders of the Corporation or in the terms of such shares or of any agreement or securities providing for the issuance of such shares.

                                   ARTICLE XI

                   Preemptive rights to acquire shares of capital stock of the Corporation may be contained in the By-Laws of the Corporation and in any agreement among some or all of the stockholders of the Corporation including, without limitation, the Stockholders' Agreement.

                                   ARTICLE XII

                   Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                   IN WITNESS WHEREOF, said Discovery Zone, Inc. has caused this Certificate to be signed by Scott W. Bernstein, its Chief Executive Officer and President, this 29th day of September, 1998.



                                        DISCOVERY ZONE, INC.


                                        By: /s/ Scott W. Bernstein
                                            ------------------------------------
                                            Name:     Scott W. Bernstein
                                            Title:    Chief Executive Officer
                                                      and President

                                                                       EXHIBIT A

                      SERIES A CONVERTIBLE PREFERRED STOCK


                   1. DESIGNATION AND AMOUNT. The Corporation is authorized to issue shares of a series of preferred stock of the Corporation, which series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such Series A Preferred Stock shall be 1,000.

                   2. DIVIDENDS.

                   (a) No dividends will be paid on the Series A Preferred
Stock.

                   (b) Notwithstanding the provisions of Section 2(a) above, for so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not pay any dividend or other distribution, whether in cash or other property, on any capital stock of the Corporation ranking on liquidation junior in preference to the Series A Preferred Stock (collectively, the "Junior Stock"), without the prior affirmative vote or written consent of (i) Wafra Acquisition Fund 6, L.P. ("WAF-6"), for so long WAF-6 shall hold at least 1,000 shares of Series A Preferred Stock, and (ii) a majority of the holders of Series A Preferred Stock at any time as WAF-6 shall hold less than 1,000 shares of Series A Preferred Stock; provided that, if such vote or consent is given, (i) with respect to dividends payable in cash, the holders of shares of Series A Preferred Stock shall receive a pro rata share of any such dividend or other distribution as if such shares of Series A Preferred Stock had been fully converted into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and (ii) with respect to dividends payable in shares of capital stock of the Corporation, the Conversion Price (as defined in Section 5(b) below) shall be adjusted in accordance with the provisions of Section 6 below.

                   (c) Notwithstanding the provisions of Section 2(b) above, following the consummation of a Qualified Initial Public Offering (as defined in the Stock Purchase Agreement, dated as of July 21, 1997 (the "Stock Purchase Agreement"), by and among the Corporation, Birch Holdings L.L.C. (together with Birch Acquisition L.L.C. and each of their respective Related Parties, as such term is defined in the Stock Purchase Agreement being collectively referred to herein as "Birch") and WAF-6, the Corporation may declare a dividend or other distribution in cash without the prior affirmative vote or written consent of either (i) WAF-6, for so long as WAF-6 shall hold at least 1,000 shares of Series A Preferred Stock, and (ii) a majority of the holders of shares of Series A Preferred Stock, at any time as WAF-6 shall hold less than 1,000 shares of Series A Preferred Stock, as the case may be; provided that the holders of shares of Series A Preferred Stock shall receive a pro rata share of any such dividend or other distribution as if such shares of Series A Preferred Stock had been fully converted into shares of Common Stock.

                   3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                   (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other series of Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $15,000 per share plus dividends, if any, thereon declared but unpaid (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares). If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of the Series A Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock (the "Parity Stock"), shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by the holders of Series A Preferred Stock and the holders of Parity Stock upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                   (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, the holders of Series A Preferred Stock and the holders of Parity Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                   (c) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

                   4. VOTING.

                   (a) Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share is convertible (as adjusted from time to time pursuant to Section 6 hereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of paragraphs (b) and (c) of this Section 4 or by the provisions establishing any other series of preferred stock of the Corporation, the holders of Series A Preferred Stock and holders of any other outstanding preferred stock of the Corporation shall vote together with the holders of Common Stock as a single class.

                   (b) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the prior affirmative vote or written consent of (i) WAF-6, for so long as WAF-6 shall hold at least 1,000 shares of Series A Preferred Stock, or (ii) a majority of the holders of shares of Series A Preferred Stock, at any time as WAF-6 shall hold less than 1,000 shares of Series A Preferred Stock, as the case may be:

                   (i) Amend or repeal any provision of the Certificate of Incorporation or the Corporation's By-Laws, if such action would alter or adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series A Preferred Stock or increase the number of shares of Series A Preferred Stock authorized thereby; and

                   (ii) Enter into any transaction with Birch.

                   (c) The Corporation will not, and will not permit any of its Subsidiaries (as defined in the Stock Purchase Agreement) to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services) with, or for the benefit of, any of its officers, directors or beneficial owners of more than 10% of the Common Stock then outstanding (each such Person, an "Affiliate," and each such transaction, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted pursuant to this paragraph and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Corporation or such Subsidiary. Notwithstanding the provisions of Section 4(a) above and other than all transactions between the Corporation and Birch which shall be subject to the provisions of Section 4(b)(ii) above, all Affiliate Transactions and each series of related Affiliate Transactions which are similar or part of a common plan, involving aggregate payments or other property with a fair market value in excess of $2,000,000 shall be approved by a majority of the disinterested members of the Board or the board of directors of such Subsidiary, as the case may be; such approval to be evidenced by a resolution stating that such board of directors has determined that such transaction complies with the foregoing provisions which shall be delivered to WAF-6 for so long as WAF-6 shall hold any shares of Series A Preferred Stock. If the Corporation or any Subsidiary shall enter into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5,000,000, the Corporation or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Corporation from a financial point of view from an Independent Financial Advisor (as defined in the Indenture, dated as of July 22, 1997 (the "Indenture"), by and among the Corporation, the

Subsidiary Guarantors named therein and State Street Bank and Trust Company, as Trustee (as used in this Certificate, all references to the Indenture refer to the Indenture as in effect on the Closing Date (as defined in the Stock Purchase Agreement), and are without regard to any subsequent amendment(s) thereto) and deliver such opinion to WAF-6 for so long as WAF-6 shall hold any shares of Series A Preferred Stock. Notwithstanding the foregoing, the restrictions set forth in this Section 4(c) shall not apply to (i) reasonable fees and expenses and compensation paid to, and any indemnity provided on behalf of, officers, director, employees or consultants of the Corporation or any Subsidiary, as determined in good faith by the Board or senior management of the Corporation, and (ii) transactions exclusively between the Corporation and any wholly owned Subsidiary or exclusively between or among any wholly owned Subsidiaries.

                   5. OPTIONAL CONVERSION.

                   (a) Each share of Series A Preferred Stock may be converted at any time, at the option of the holders of the Series A Preferred Stock, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock, provided, however, that on any redemption of any Series A Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Stock.

                   (b) The initial conversion rate (the per share equivalent of (i) 18.5% of the then outstanding shares of Common Stock on a fully diluted basis, divided by (ii) 1,000) for the Series A Preferred Stock shall be 1,191.6260 shares of Common Stock for each one share of Series A Preferred Stock surrendered for conversion. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided. For purposes of this Section 5, the term "fully diluted" shall give effect to the exercise of all warrants, stock options and stock appreciation rights in respect of the Common Stock and other securities convertible into or exchangeable for Common Stock (whether outstanding on the Issuance Date, granted or reserved for granting or issuance), other than stock options or stock appreciation rights in respect of Common Stock granted, reserved or available for granting (the exercise of which would not result in dilution to WAF-6 in an amount in excess of 10% as calculated on a fully diluted basis) under the Corporation's 1997 Stock Incentive Plan (the "Stock Incentive Plan").

                   (c) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series A Preferred Stock, the Corporation shall in lieu thereof pay to the holders of the Series A Preferred Stock an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by Nasdaq, and if there are not such closing bid and asked prices, on the basis of the Fair Market Value (as determined in Section 10 below) per share as determined in good faith after due inquiry by the Board.

                   (d) Whenever the conversion rate shall be adjusted as provided in Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series A Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion rate that will be effective after such adjustment. Promptly after delivery of such statement, the Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(g) hereof.

                   (e) In order to exercise the conversion privilege, the holder of each share of Series A Preferred Stock shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation, or in blank, at the principal office of the transfer agent (or if no transfer agent shall be at the time appointed, then to the Corporation at its principal office), and shall give written notice to the Corporation at such office that they elect to convert the share represented by such certificate, or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). The Corporation shall pay any issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock issued and delivered upon conversion of the Series A Preferred Stock to a person(s) with name(s) other than the name(s) in which the Series A Preferred Stock is registered and the Corporation shall not be required to issue or deliver such Common Stock unless or until the person(s) requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The date of receipt by the transfer agent or by the Corporation, as the case may be, of the certificate(s) and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate(s) for shares of Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to the holders of the Series A Preferred Stock, as applicable, or on its written order, certificate(s) for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                   (f) The Corporation shall, at all times as any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Rate below the then existing par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion rate.

                   (g) Upon any such conversion, no adjustment to the conversion rate shall be made for accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock so delivered.

                   (h) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the then authorized number of shares of Series A Preferred Stock accordingly.

                   6. ANTI-DILUTION PROVISIONS. The number and kind of shares issuable upon the conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                   (a) Stock Dividends. If, at any time after the Issuance Date,
          (i) the Corporation shall pay a stock dividend or other distribution payable in shares of capital stock of the Corporation or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the date of the payment of such dividend or distribution (retroactive to the record date) or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon conversion of shares of Series A Preferred Stock will be increased so that the holders of shares of Series A Preferred Stock will be entitled to receive the number of shares of Common Stock that such holders would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto or, in the case of a stock dividend or other distribution payable in shares of capital stock of the Corporation, prior to the record date for determination of shareholders entitled thereto.

                   (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the Issuance Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon conversion of each share of Series A Preferred Stock will be decreased so that the holders of shares of Series A Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock that such holders would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

                   (c) Reorganization, Etc. If any capital reorganization of the Corporation, or any reclassification of the Common Stock, or any consolidation of the Corporation with or merger of the Corporation with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Corporation or another person) with respect to or in exchange for Common Stock, then, upon conversion of each share of Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such holders would have been entitled to receive upon conversion of such shares of Series A Preferred Stock had such shares been converted immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments (as determined in good faith by the Board) that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

                   (d) Stock and Rights Offering at Less than Fair Market Value.
          (1) If at any time after the Issuance Date, the Corporation shall (x) issue to holders of Common Stock, (y) issue or sell or (z) fix a record date for the issuance to holders of its Common Stock of (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock) (any of the foregoing being referred to herein as "Convertible Securities"), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than Fair Market Value (as determined below) on the date of such issuance or such record date, then, immediately after the date of such issuance or sale or on such record date, the number of shares of Series A Preferred Stock shall be increased so that the holders of shares of Series A Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holders would have been entitled to receive immediately before the date of such issuance or sale or such record date, had such holders converted their shares of Series A Preferred Stock immediately prior thereto by a fraction, the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible or exchangeable or exercisable, as the case may be), and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the Convertible Securities, as the case may be, so offered) would purchase at such Fair Market Value.

                   (2) If at any time after the Issuance Date, the Corporation shall distribute to all holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 6(d)(1) above) (any of the foregoing being referred to herein as "Securities"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities for distribution to the holders of shares of Series A Preferred Stock upon conversion thereof so that, in addition to the shares of Common Stock issuable upon conversion thereof, such holders will receive upon such conversion the amount and kind of such Securities that such holders would have received if the holders had, immediately prior to the record date for the distribution of the Securities, converted the Series A Preferred Stock, then the number of shares of Common Stock issuable upon conversion shall be increased so that the holders thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holders would have been entitled to receive immediately before such record date, had the holders converted the Series A Preferred Stock immediately prior thereto, by a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on such record date, and the denominator of which shall be such Fair Market Value per share of Common Stock minus the then fair market value (as reasonably determined in good faith by an independent appraiser) of the portion of the Securities so distributed applicable to one share of Common Stock.

                   (e) Above Fair Market Value Repurchases of Common Stock. If, at any time or from time to time after the Issuance Date, the Corporation or any Subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares of Common Stock of the Corporation (or any Convertible Security) at a weighted average purchase price in excess of the Fair Market Value thereof, on the Business Day (as defined below) immediately prior to the earliest of (i) the date of such repurchase, (ii) the commencement of an offer to repurchase or
          (iii) the public announcement of either (such date being referred to as the

          "Determination Date"), the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be increased so that the holders of shares of Series A Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holders would have been entitled to receive before the Determination Date, had the holders converted their shares of Series A Preferred Stock immediately prior thereto, by a fraction, the numerator of which shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Determination Date minus the number of shares of Common Stock (or shares of Common Stock into which the Convertible Securities are convertible or exchangeable or exercisable, as the case may be) represented by the securities repurchased or to be purchased by the Corporation or any Subsidiary thereof in such repurchase and (2) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of shares of Common Stock outstanding immediately prior to the Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the sum of (1) the aggregate consideration paid by the Corporation in connection with such repurchase and (2) in the case of Convertible Securities, the additional consideration required to be received by the Corporation upon the conversion, exchange or exercise of such securities.

                   (f) If, at any time after the Issuance Date and for so long as shares of Series A Preferred Stock shall continue to be outstanding, the Corporation shall issue shares of Common Stock or Convertible Securities to holders of Disputed Claims (as defined in the Third Amended Plan of Reorganization, dated March 11, 1997) in settlement of such Claims, in the aggregate, in excess of the amounts set forth in Section 4.3(a)(i)(x) and Section 4.3(a)(vi) of the Stock Purchase Agreement, then on the date of any such issuance, the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock shall be increased so that the number of shares of Common Stock issuable to the holder(s) of Series A Preferred Stock on the date of any such issuance (after giving effect to any such issuance) and the number of shares of such holder(s) as of the Closing Date shall equal the same percentage of the total number of shares of Common Stock outstanding, on a fully diluted basis (without giving effect to the exercise of any options granted pursuant to the Stock Incentive Plan). However, if the Corporation shall, in the resolution of such Disputed Claim, issue less than all of the shares set forth in Section 4.3(a)(i)(x) and Section 4.3(a)(vi) of the Stock Purchase Agreement, the remaining shares may be distributed to the holders of Common Stock without adjustment of the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock pursuant to this Section 6.

                   (g) Carryover. Notwithstanding any other provision of this
          Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the holders of shares of Series A Preferred Stock if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the earlier to occur of (i) the conversion of all or any portion of such holder's shares of Series A Preferred Stock and (ii) the next subsequent adjustment that, together with any adjustments so carried forward, shall amount to 1% or more of the number of shares to be so delivered.

                   (h) No Adjustments for Certain Incentive Compensation or Issuance of Series A Preferred Stock Shares. Notwithstanding any other provision hereof, it is expressly understood that the Series A Preferred Stock shall not be adjusted with respect to (a) Common Stock or Convertible Securities, in any case, that may be issued to any of the Corporation's officers or employees pursuant to any employee benefit plan, stock incentive plan, bonus plan or employment arrangement (including the Stock Incentive Plan) (each, a "Plan"), to the extent that (A) such Common Stock, rights, options or warrants, together with all such other Common Stock, rights, options or warrants previously issued to any officers or employees of the Corporation pursuant to any such Plan, represent 10% or less of the outstanding Common Stock on a fully diluted basis (including the shares of Series A Preferred Stock issued to WAF-6 on the Issuance Date), calculated as of the Issuance Date and (B) the purchase, conversion, exchange or exercise price per share of Common Stock, as the case may be, of each such share of Common Stock, right, option, or warrant is not less than the book value per share of Common Stock as of the Issuance Date, without giving effect to the issuance and sale of the Warrants (as defined in the Stock Purchase Agreement), or (b) the issuance of any shares of Common Stock upon conversion thereof.

                   (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of Series A Preferred Stock against impairment. Without limiting the generality of the foregoing, the Corporation will not increase the par value of any shares of Common Stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion.

                   (j) The Corporation, in its sole discretion, shall have the right at any time, or from time to time, to increase the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, including as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to recipients.

                   (k) Other Adjustments. If any event occurs as to which the foregoing provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly protect the conversion rights of the holder of shares of Series A Preferred Stock in accordance with the essential intent and principles of this Section 6, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of adversely affecting the holders of shares of Series A Preferred Stock.

                   7. OPTIONAL REDEMPTION.

                   (a) From and after the earliest to occur of (i) the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation to any Person, in a single transaction or series of related transactions; (ii) the consolidation or merger, in a single transaction or series of related transactions, of the Corporation with or into another Person pursuant to which the Corporation is not the surviving entity; (iii) the consolidation or merger, in a single transaction or series of related transactions, of the Corporation with or into another Person pursuant to which the Corporation is the surviving entity (a "Forward Merger") and (w) the shareholders of the Corporation immediately preceding such Forward Merger will not continue to own at least a majority of the outstanding shares of capital stock of the Corporation on a fully diluted basis following the consummation of such Forward Merger, (x) as a direct or indirect result of such Forward Merger, a Change of Control (as defined in the Indenture) shall have occurred, (y) the net worth of the Corporation immediately following the consummation of such Forward Merger shall not at least equal the net worth of the Corporation immediately preceding such Forward Merger or (z) immediately following the consummation of such Forward Merger, the Corporation would not be permitted to incur any additional Indebtedness pursuant to Section 4.12 of the Indenture; and (iv) the expiration of the sixty-second month following the date of closing of the Offering (as defined in the Stock Purchase Agreement), the holders of the Series A Preferred Stock may elect to cause the Corporation, upon written notice given to the Corporation by the holders (the "Redemption Notice"), to redeem all of the shares of the Series A Preferred Stock (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) at a price per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends declared but unpaid thereon, equal to the greater of (x) $15,000 and (y) if the Common Stock shall not at such time be listed on a national securities exchange or quoted on Nasdaq, the value of the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible based on the appraised value of the Corporation as determined by a qualified Independent Appraiser reasonably acceptable to the holders of the Series A Preferred Stock as of the 90th day following the date of the Redemption Notice, which appraised value shall be determined as though the Corporation had consummated an initial public offering of Common Stock (in which WAF-6 had participated) on the date of such Redemption Notice (such amount is hereinafter referred to as the "Redemption Price"). If the Corporation is unable at any Redemption Date (as defined below) to redeem any shares of Series A Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws. Notwithstanding the foregoing, the provisions of this
Section 7 shall not apply in the event of an internal reorganization of the Corporation involving only the Corporation and its wholly owned Subsidiaries pursuant to which the Corporation is the surviving entity.

                   (b) The date fixed for any such redemption (the "Redemption Date") shall be the first business day which is at least 180 days after the date of delivery of the Redemption Notice. On or prior to each Redemption Date, the holders of the Series A Preferred Stock shall surrender their certificate(s) representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the holders of the Series A Preferred Stock and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate(s)) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                   (c) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

                   8. SUBSCRIPTION RIGHT.

                   (a) If at any time after the date hereof the Corporation proposes to issue, other than in an underwritten offering, equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities of the Corporation (except for any issuances under any stock incentive or other similar plan of the Corporation hereafter created and approved by the Board)), then the Corporation shall:

                   (i) give at least five business days' advance written notice to the holders of the Series A Preferred Stock setting forth in reasonable detail: (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as may be reasonably required in order to evaluate the proposed issuance; and

                   (ii) offer to sell to the holders of the Series A Preferred Stock a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock then held by all holders of the Series A Preferred Stock, by (y) the total number of Common Shares then outstanding on a fully diluted basis (without giving effect to the exercise of any options granted under the Stock Incentive Plan).

                   (b) The holders of the Series A Preferred Stock shall have the option to accept such offer as to any or all of the shares so offered within 10 days after receipt of such notice from the Corporation. To the extent that the Corporation offers two or more Proposed Securities in units, the holders of the Series A Preferred Stock must purchase such units as a whole and will not be given the opportunity to purchase only one of the Proposed Securities constituting such unit.

                   (c) Upon the expiration of the offering period described above, the Corporation shall be free to sell such Proposed Securities that the holders of the Series A Preferred Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of the Series A Preferred Stock. Any Proposed Securities offered or sold by the Corporation after such 90-day period must be reoffered to the holders of the Series A Preferred Stock pursuant to this Section 8. The election by the holders of the Series A Preferred Stock not to exercise their subscription rights under this
Section 8 in any one instance shall not affect their right (other than in respect of a reduction in its percentage of holdings of capital stock of the Corporation) as to any subsequent issuance of Proposed Securities by the Corporation. Any sale of Proposed Securities by the Corporation without first giving the holders of the Series A Preferred Stock the rights described in this
Section 8 shall be void and of no force and effect.

                   (d) The rights and obligations of this Section 8 shall terminate on the date the Common Stock is quoted on Nasdaq or listed on any national securities exchange.

                   9. REPURCHASE RIGHT.

                   (a) If (A) the Corporation, in a single transaction or series of related transactions, (i) sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the assets of the Corporation to any Person; (ii) consolidates or merges with or into another Person and the Corporation is not the surviving entity; or (iii) consummates a Forward Merger and (w) the shareholders of the Corporation immediately preceding such

Forward Merger will not continue to own at least a majority of the outstanding shares of capital stock of the Corporation on a fully diluted basis following the consummation of such Forward Merger, (x) as a direct or indirect result of such Forward Merger, a Change of Control (as defined in the Indenture) shall have occurred, (y) the net worth of the Corporation immediately following the consummation of such Forward Merger shall not at least equal the net worth of the Corporation immediately preceding such Forward Merger, or (z) immediately following the consummation of such Forward Merger, the Corporation would not be permitted to incur any additional Indebtedness pursuant to Section 4.12 of the Indenture, and (B) the consideration payable in respect of any event described in the immediately preceding clause (i), (ii) or (iii) does not consist solely of cash (a "Repurchase Event"), the Corporation shall offer to repurchase (a "Repurchase Offer"), in accordance with the procedures set forth in this Section 9, all shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof at the per share Fair Market Value of the Common Stock issuable upon conversion thereof (the "Repurchase Price"). The Corporation shall, subject to the provisions described in this Section 9, be required to purchase all of the shares of Series A Preferred Stock or Common Stock issuable upon conversion thereof properly tendered pursuant to a Repurchase Offer and not withdrawn. Notwithstanding the foregoing, the provisions of this Section 9 shall not apply in the event of an internal reorganization of the Corporation involving only the Corporation and its wholly owned Subsidiaries pursuant to which the Corporation is the surviving entity.


                   (b) The Repurchase Offer shall remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Repurchase Date (as hereinafter defined).

                   (c) Not later than the 30th day following the occurrence of a Repurchase Event, the Corporation shall mail to each holder of shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof a notice (the "Repurchase Notice") stating, among other things:

                   (1) that a Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase such holder's shares, or portion thereof, at the Repurchase Price;

                   (2) any information regarding such Repurchase Event required to be furnished under applicable federal and State securities laws, rules and regulations;

                   (3) a purchase date (the "Repurchase Date"), which shall be on a Business Day and no earlier than 30 days nor later than 60 days after the occurrence of a Repurchase Event;

                   (4) that any shares of Series A Common Stock not tendered or accepted for payment shall be subject to appropriate adjustment as required by Section 6 hereof; and

                   (5) the instructions a holder must follow in order to have shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof repurchased in accordance with this Section 9.

                   No failure of the Corporation to give the foregoing notice shall limit any right of any holder right to exercise a repurchase right hereunder.

                   (d) To exercise the repurchase right, the holder must deliver, on or before the fifth calendar day prior to the Repurchase Date (provided that the Repurchase Notice shall have been delivered to each holder at least ten calendar days prior to the Repurchase Date), written notice of the Corporation (or an agent designated by the Corporation for such purpose) of the exercise of such repurchase right, together with the holders certificates with respect to which the right is being exercised, duly endorsed for transfer.

                   (e) On the Repurchase Date, the Corporation shall (i) accept for payment shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof tendered pursuant to the Repurchase Notice,
(ii) appoint a depository or paying agent, deposit with such depository or paying agent money sufficient to pay the Repurchase Price of all shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof so tendered and (iii) deliver to the holders of shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof so accepted together with an Officers' Certificate stating the shares tendered to the Corporation. The depository, the Corporation or the paying agent, as the case may be, shall promptly mail to the holders whose shares are so accepted payment in an amount equal to the Repurchase Price, and the Corporation shall promptly issue and mail to holders new Series A Preferred Stock or Common Stock certificates, as the case may be, representing the tendered but unpurchased number of shares of Series A Preferred Stock or Common Stock, as applicable. The Corporation will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

                   (f) The Corporation, to the extent applicable and if required by law, will comply with the Securities Exchange Act of 1934, as amended, and any other federal and state securities laws, rules and regulations that may then be applicable to any offer by the Corporation to purchase the shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof pursuant to the provisions of this Section 9.

                   10. DEFINITIONS. As used in this Certificate, the following terms shall have the following respective meanings:

                   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

                   "Fair Market Value" means, with respect to any share of Common Stock, as of the date of determination:

                         (a) If the Common Stock is listed or admitted for
                   trading on a national securities exchange or stock market (including, if applicable, the Nasdaq Stock Market), the Fair Market Value shall be the average of the closing sales prices for the 30 consecutive trading days ended immediately preceding the date in question of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading; or, if not quoted on any national securities exchange or stock market, the average of the highest reported bid and lowest reported asked quotation during the 30 consecutive trading days immediately preceding the date in question; or

                         (b) If the Common Stock is not so listed or admitted to
                   unlisted trading privileges or if such a sale is not made on at least 25 of such days, the Fair Market Value shall be as reasonably determined in good faith by the Board (which determination shall be reasonably described in the written notice delivered to the holder of shares of Series A Preferred Stock) or, if an objection is made to such determination by a Qualifying Holder of shares of Series A Preferred Stock (as defined below) in accordance with the following sentence, as determined by a qualified Independent Appraiser in accordance with the following sentence. In the event that any Qualifying Holder of shares of Series A Preferred Stock shall object to the determination of the Board of the Fair Market Value by delivering written notice to the Corporation within ten Business Days following the receipt by such Qualifying Holder of shares of Series A Preferred Stock of such determination of the Board, the Fair Market Value shall instead be determined by a qualified Independent Appraiser reasonably acceptable to the holders of the Series A Preferred Stock. The term "Qualifying Holder of shares of Series A Preferred Stock" shall include any holder of shares of Series A Preferred Stock that, at the time of any objection to the determination of the Board of the Fair Market Value, beneficially owns, together with its Affiliates, at least 10% of the Common Stock on a fully diluted basis. The determination of the Board of the Fair Market Value shall be binding and conclusive if no objection is made to such determination by a Qualifying Holder of shares of Series A Preferred Stock. The fees and expenses of any qualified Independent Appraiser determining the Fair Market Value shall be borne by the Corporation and the determination by such qualified Independent Appraiser of the Fair Market Value shall be binding and conclusive.

                   "Independent Appraiser" means any nationally recognized investment banking or accounting firm (other than any investment banking firm or accounting firm having a significant ongoing relationship in the Corporation or any of its Affiliates at the time of the appraisal) selected in good faith by the Board.

                   "Person" means an individual, corporation, partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT B

                   SERIES A SENIOR CUMULATIVE PREFERRED STOCK


                   1. DESIGNATION AND AMOUNT.

                   The shares of such senior cumulative preferred stock shall be designated "14 1/2% Series A Senior Cumulative Preferred Stock" (the "Series A Senior Preferred Stock"), par value $.01 per share, liquidation preference of $25.00 per share (the "Liquidation Preference"). The number of shares constituting such Series A Senior Preferred Stock shall be 80,000.

                   2. RANKING.

                   (a) With respect to the payment of dividends, repurchases, redemptions and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, the Series A Senior Preferred Stock shall rank:

                         (i) senior and prior to (A) the Class A Voting Common
                   Stock, par value $.00017 per share (the "Voting Common Stock") of the Corporation and the Class B Nonvoting Common Stock, par value $.00017 per share (the "Nonvoting Common Stock" and together with the Voting Common Stock, the "Common Stock") of the Corporation, (B) the 14 1/2% Series B Junior Redeemable Preferred Stock, par value $.01 per share, liquidation preference $25.00 per share (the "Series B Junior Preferred Stock") of the Corporation, (C) the Series A Convertible Preferred Stock (the "Convertible Preferred Stock") of the Corporation and (D) any other series or class of the Corporation's capital stock that (x) expressly ranks junior to the Series A Senior Preferred Stock with respect to the payment of dividends, repurchases, redemptions and rights upon liquidation, dissolution or winding up of the affairs of the Corporation or (y) does not expressly provide that it ranks senior to or on a parity with the Series A Senior Preferred Stock as to the payment of dividends, repurchases, redemptions and rights upon liquidation, dissolution or winding up of the affairs of the Corporation (collectively, the "Junior Preferred Stock"), if any;

                         (ii) pari passu with any class or series of capital
                   stock ranking on a parity with the Series A Senior Preferred Stock with respect to the payment of dividends, repurchases, redemptions and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Parity Preferred Stock"), if any; and

                         (iii) junior to any class or series of capital stock
                   expressly ranking senior and prior to the Series A Senior Preferred Stock with respect to the payment of dividends, repurchases and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Senior Preferred Stock"); if any.

                   3. DIVIDENDS.

                   (a) Holders of the Series A Senior Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends on the Series A Senior Preferred Stock at an annual rate of 14 1/2% of the Accumulated Value (equivalent to a quarterly rate of 3.625% of the Accumulated Value calculated as of the preceding Dividend Payment Date) per share of Series A Senior Preferred Stock. Dividends on shares of Series A Senior Preferred Stock shall be fully cumulative, compounding quarterly (whether or not declared) and shall accrue and accumulate from the most recent date to which dividends have been paid in full or, if no dividends have been paid, from the date of original issuance of the shares of Series A Senior Preferred Stock, and shall be payable in cash quarterly in arrears, when, as and if declared by the Board out of funds legally available for the payment of dividends on February 1, May 1, August 1 and November 1 of each year (each, a "Dividend Payment Date"), commencing August 1, 1998 except that, if any Dividend Payment Date is not a Business Day (as defined in Section 13 hereof), then the Dividend Payment Date shall be on the first succeeding Business Day. Each dividend shall be paid to the holders of record of shares of Series A Senior Preferred Stock as they appear on the stock register of the Corporation at the close of business on such record dates (each, a "Dividend Payment Record Date"), as shall be fixed by the Board, which date shall be not more than 60 days nor fewer than 10 days preceding each Dividend Payment Date for which the Board has declared that dividends will be paid. Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on a date, not exceeding 60 days nor fewer than 10 days preceding the date on which dividends in arrears will be paid, as may be fixed by the Board. For purposes of this Certificate of Designations, "Accumulated Value" means the Liquidation Preference plus any accumulated and unpaid dividends (whether or not declared) on the shares of Series A Senior Preferred Stock that are not declared and paid in cash as of the Dividend Payment Date preceding the date of determination.

                   (b) If at any time the Corporation issues or has outstanding any class or series of Senior Preferred Stock, no dividends shall be paid or declared and set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Series A Senior Preferred Stock or Parity Preferred Stock unless and until all accrued and unpaid dividends on the shares of any such Senior Preferred Stock have been paid or declared and set apart for payment.

                   (c) No dividends shall be paid or declared and set apart for payment on any shares of Common Stock, Series B Junior Preferred Stock, Convertible Preferred Stock or Junior Preferred Stock unless and until all accrued and unpaid dividends on the shares of Series A Senior Preferred Stock shall have been paid in full. No shares of Common Stock, Series B Junior

Preferred Stock, Convertible Preferred Stock or any Junior Preferred Stock shall be repurchased, redeemed (whether by way of mandatory or optional redemption) or otherwise acquired by the Corporation until all shares of Series A Senior Preferred Stock have been repurchased or redeemed by the Corporation and all accrued and unpaid dividends thereon have been paid in full.

                   (d) Unless and until all accrued but unpaid dividends in respect of prior dividend payment periods on the shares of Series A Senior Preferred Stock and any Parity Preferred Stock at such time outstanding have been paid in full or a sum sufficient for such payment is declared and set apart, all accrued dividends upon the shares of the Series A Senior Preferred Stock or Parity Preferred Stock shall be declared pro rata with respect to all the shares of Series A Senior Preferred Stock and Parity Preferred Stock then outstanding, so that the amounts of dividends, if any, declared on the shares of Series A Senior Preferred Stock and Parity Preferred Stock shall in all cases bear to each other the same proportion that, at the time of such declaration, all accrued but unpaid dividends in respect of prior dividend payment periods on the shares of Series A Senior Preferred Stock and the shares of Parity Preferred Stock, respectively, bear to each other. In addition, no shares of Parity Preferred Stock shall be repurchased, redeemed (whether by way of mandatory or optional redemption) or otherwise acquired unless the shares of Series A Senior Preferred Stock are concurrently repurchased or redeemed on a pro rata basis.

                   4. LIQUIDATION, DISSOLUTION OR WINDING UP.

                   (a) The liquidation value of the shares of Series A Senior Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, shall be the Liquidation Preference of $25.00 per share, plus an amount equal to the accrued and unpaid dividends thereon, whether or not declared, to the payment date (the "Liquidation Value").

                   (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series A Senior Preferred Stock (i) shall not be entitled to receive the Liquidation Value of the shares held by them until payment in full or provision has first been made for the payment of all claims of creditors (unless expressly subordinated to the Series A Senior Preferred Stock) of the Corporation and the liquidation preference, and any accrued and unpaid dividends thereof, on any shares of Senior Preferred Stock shall have been paid in full and (ii) shall be entitled to receive the Liquidation Value of such shares held by them (x) in preference to and in priority over any distributions in respect of the shares of Common Stock, the Series B Junior Preferred Stock, the Convertible Preferred Stock and any Junior Preferred Stock and (y) ratably and on a pari passu basis with any shares of Parity Preferred Stock. Upon payment in full of the Liquidation Value, the holders of shares of Series A Senior Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series A Senior Preferred Stock and the liquidation preference, and any accrued and unpaid dividends in respect thereof payable to the holders of shares of any Parity Preferred Stock, the holders of all such shares shall share ratably in accordance with the respective preferential amounts payable on such shares in any distribution.

                   (c) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets or cash, securities or other property shall be considered a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.

                   5. VOTING. The holders of shares of Series A Senior Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                   (a) Without first obtaining the prior affirmative vote or written consent of the holders of a majority of the shares of Series A Senior Preferred Stock, the Corporation shall not:

                       (i) alter any provision of the Series A Senior Preferred Stock or this Certificate of Designations;

                       (ii) amend or repeal any provision of the Certificate of Incorporation or the Corporation's By-Laws, if such action would alter or adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series A Senior Preferred Stock or increase the number of shares of Series A Senior Preferred Stock authorized thereby or authorize any class or series of Senior Preferred Stock; or

                       (iii) enter into any transaction with Birch (defined below), except for transactions with Birch that are expressly contemplated in agreements (other than where such agreements expressly require such consent) between the Corporation and Birch in effect on or prior to the date of issuance of the Series A Senior Preferred Stock (the "Issue Date").

                   (b) The Corporation will not, and will not permit any of its Subsidiaries (as defined in the Series A Preferred Unit Purchase Agreement, dated as of July 13, 1998 (the "Series A Preferred Unit Purchase Agreement") by and among the Corporation, Birch Holdings L.L.C. (together with Birch Acquisition L.L.C. and each of their respective Related Parties, as such term is defined in the Series A Preferred Unit Purchase Agreement, being collectively referred to herein as "Birch"), Wafra Acquisition Fund 6, L.P. ("WAF-6") and Wafra Fund Management Ltd. ("WFML")) to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services) with, or for the benefit of, any of its officers, directors or beneficial owners of more than 10% of the Common Stock then outstanding (each such

Person, an "Affiliate," and each such transaction, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted pursuant to this paragraph and
(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Corporation or such Subsidiary. Other than all transactions between the Corporation and Birch which shall be subject to the provisions of Section 5(b)(iii) above, all Affiliate Transactions and each series of related Affiliate Transactions which are similar or part of a common plan, involving aggregate payments or other property with a fair market value in excess of $2,000,000 shall be approved by a majority of the disinterested members of the Board or the board of directors of such Subsidiary, as the case may be; such approval to be evidenced by a resolution stating that such board of directors has determined that such transaction complies with the foregoing provisions which shall be delivered to WAF-6 and WFML, for so long as WAF-6 or WFML shall hold any shares of Series A Senior Preferred Stock, and to permitted transferees, successors and assigns of WAF-6 or WFML for so long as such parties are the holders of at least 25% of the outstanding shares of Series A Senior Preferred Stock. If the Corporation or any Subsidiary shall enter into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5,000,000, the Corporation or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Corporation from a financial point of view from an Independent Financial Advisor (as defined in the Indenture, dated as of July 16, 1998 (the "Indenture"), by and among the Corporation, the Subsidiary Guarantors named therein and Firststar Bank of Minnesota, as Trustee, (as used in this Certificate, all references to the Indenture refer to the Indenture as in effect on the Issue Date and are without regard to any subsequent amendment(s) thereto) and deliver such opinion to WAF-6 and WFML, for so long as WAF-6 or WFML shall hold any shares of Series A Senior Preferred Stock. Notwithstanding the foregoing, the restrictions set forth in this Section 5(b) shall not apply to
(i) reasonable fees and expenses and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees or consultants of the Corporation or any Subsidiary, as determined in good faith by the Board or senior management of the Corporation, and (ii) transactions exclusively between the Corporation and any wholly owned Subsidiary or exclusively between or among any wholly owned Subsidiaries.

                   6. REDEMPTION AT THE OPTION OF THE CORPORATION.

                   (a) The Corporation, at the option of the Board, may, subject to the provisions of Section 6(f) hereof, redeem at any time or from time to time, all or any part of the outstanding shares of Series A Senior Preferred Stock at a redemption price equal to 100% of the Liquidation Preference, together with accrued and unpaid dividends (whether or not declared) to the date of redemption.

                   (b) In the event that fewer than all the outstanding shares of Series A Senior Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot or by any other method as may be determined by the Board in its sole discretion to be equitable, provided that only whole shares shall be selected for redemption.

                   (c) In the event the Corporation shall redeem shares of Series A Senior Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Series A Senior Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                   (d) If notice shall have been given as provided in Section 6(c) and the Corporation shall have provided moneys at the time and place specified for the payment of the redemption price pursuant to such notice, then from and after the redemption date, dividends on the shares of Series A Senior Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest) shall cease. Upon surrender (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price set forth in Section 6(a). In case fewer than all of the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

                   (e) Shares of Series A Senior Preferred Stock redeemed pursuant to Sections 6, 7 or 8 hereof shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Senior Preferred Stock accordingly.

                   (f) Notwithstanding the provisions of Sections 6, 7 or 8, unless the full cumulative dividends on all outstanding shares of Senior Preferred Stock or Parity Preferred Stock shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date no shares of Series A Senior Preferred Stock may be redeemed pursuant to Sections 6, 7 or 8 hereof, and the Corporation shall not purchase or otherwise acquire any shares of Series A Senior Preferred Stock.

                   7. REDEMPTION AT THE OPTION OF THE HOLDERS.

                   (a) Subject to the provisions of Section 6(f) hereof, from and after the earliest to occur of (i) the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation to any Person, in a single transaction or series of related transactions; (ii) the consolidation or merger, in a single transaction or series of related transactions, of the Corporation with or into another Person pursuant to which the Corporation is not the surviving entity or (iii) the consolidation or merger, in a single transaction or series of related transactions, of the Corporation with or into another Person pursuant to which the Corporation is the surviving entity (a "Forward Merger") and (w) the shareholders of the Corporation immediately preceding such Forward Merger will not continue to own at least a majority of the outstanding shares of capital stock of the Corporation on a fully diluted basis following the consummation of such Forward Merger, (x) as a direct or indirect result of such Forward Merger, a Change of Control (as defined in the Indenture) shall have occurred, (y) the net worth of the Corporation immediately following the consummation of such Forward Merger shall not at least equal the net worth of the Corporation immediately preceding such Forward Merger or (z) immediately following the consummation of such Forward Merger, the Corporation would not be permitted to incur any additional Indebtedness pursuant to Section 4.12 of the Indenture, the holders of the Series A Senior Preferred Stock may elect to cause the Corporation, upon written notice given to the Corporation by the holders (a "Redemption Notice"), to redeem all or a portion of the shares of Series A Senior Preferred Stock held by such holders (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) at a redemption price equal to 100% of the Liquidation Preference, together with accrued and unpaid dividends (whether or not declared) to the Holder Redemption Date (as defined below). If the Corporation is unable at any Holder Redemption Date to redeem any shares of Series A Senior Preferred Stock then to be redeemed because such redemption would violate the applicable provisions of the laws of the State of Delaware or any rights of any Senior Preferred Stock or any covenants or other obligations of the Corporation under the Indenture or the indenture dated as of July 22, 1997 (the "Existing Indenture") among the Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws, rights or covenants. Notwithstanding the foregoing, the provisions of this Section 7 shall not apply in the event of an internal reorganization of the Corporation involving only the Corporation and its wholly owned Subsidiaries pursuant to which the Corporation is the surviving entity.

                   (b) The date fixed for any such redemption pursuant to
Section 7(a) (the "Holder Redemption Date") shall be the first Business Day which is at least 30 days after the date of delivery of the redemption notice to the Corporation. On or prior to each Holder Redemption Date, the holders of Series A Senior Preferred Stock which have given the Corporation a Redemption Notice shall surrender their certificate(s) representing such shares to the Corporation, in the manner and at the place to be designated by the Corporation, and thereupon the redemption price of such shares shall be payable to such holders of Series A Senior Preferred Stock and each surrendered certificate shall be canceled. From and after the Holder Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of

Series A Senior Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Senior Preferred Stock (except the right to receive the redemption price without interest upon surrender of their certificate(s)) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                   8. MANDATORY REDEMPTION. (a) Subject to the provisions of
Section 6(f) hereof, all shares of Series A Senior Preferred Stock shall be redeemed on November 1, 2002 (the "Mandatory Redemption Date") at a redemption price equal to 100% of the Liquidation Preference, together with accrued and unpaid dividends (whether or not declared) to the Mandatory Redemption Date.

                   (b) Written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Mandatory Redemption Date, to each record holder of the shares of Series A Senior Preferred Stock, at such holder's address as the same appears on the books of the Corporation. Such notice shall state: (i) the redemption date; (ii) that all outstanding shares of Series A Senior Preferred Stock are to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on such Mandatory Redemption Date. On or prior to each Mandatory Redemption Date, the holders of the Series A Senior Preferred Stock shall surrender their certificate(s) representing such shares to the Corporation, in the manner and at the place to be designated by the Corporation, and thereupon the redemption price of such shares shall be payable to the holders of the Series A Senior Preferred Stock and each surrendered certificate shall be canceled. From and after the Mandatory Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of the Series A Senior Preferred Stock (except the right to receive the redemption price without interest upon surrender of their certificate(s)) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                   (c) If the Corporation is unable at the Mandatory Redemption Date to redeem any shares of Series A Senior Preferred Stock then to be redeemed because such redemption would violate the applicable provisions of the laws of the State of Delaware or any rights of any Senior Preferred Stock or any covenants or other obligations of the Corporation under the Indenture or the Existing Indenture, then (i) the Corporation shall redeem such shares of Series A Senior Preferred Stock as soon thereafter as redemption would not violate such laws, rights or covenants and (ii) until all of the shares of Series A Senior Preferred Stock shall have been redeemed in full and all accrued and unpaid dividends thereon (whether or not declared) have been paid in full, the holders of the Series A Senior Preferred Stock, shall have the option (in their sole discretion), in addition to any other rights such holders may have, voting separately as a class, to appoint up to two (2) directors (inclusive of any directors which the holders of the shares of Series A Senior Preferred Stock shall have the right to appoint under the Series A Senior Preferred Unit Purchase Agreement ) to the Corporation's Board of Directors.

                   9. CONVERSION AT THE OPTION OF THE CORPORATION.

                   (a) If the Corporation completes a Qualified Initial Public Offering (as defined in the Series A Senior Preferred Unit Purchase Agreement) that results in the Corporation receiving net proceeds (gross proceeds of the offering less underwriters' discounts and commissions) of not less than $20.0 million then, simultaneously with the closing of the Qualified Initial Public Offering, the Corporation may, at its option, convert all or any portion of the outstanding shares of Series A Senior Preferred Stock into an amount of fully-paid nonassessable shares of Common Stock, the value of which shall be equal to the aggregate Liquidation Preference of the shares of Series A Senior Preferred Stock to be converted. For the purposes of such conversion, the value of the shares of Common Stock shall be equal to the price per share of Common Stock paid by the public in the Qualified Initial Public Offering. Notwithstanding the foregoing, no shares of Series A Senior Preferred Stock shall be converted pursuant to this Section 9(a) unless (x) the Corporation shall have paid to each holder of Series A Senior Preferred Stock in full, in cash all accrued and unpaid dividends (whether or not declared) to the conversion date on the shares of Series A Senior Preferred Stock to be so converted, (y) a pro rata amount of shares of Series B Junior Preferred Stock and any other Junior Preferred Stock shall have been or simultaneously be so converted and (z) any requirements of the HSR Act (defined below) shall have been complied with.

                   (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of any shares of Series A Senior Preferred Stock. If any fraction of a share of Common Stock would be otherwise issuable upon conversion of shares of Series A Senior Preferred Stock under Section 9(a), the Corporation shall pay to such holders of Series A Senior Preferred Stock in lieu thereof an amount in cash equal to the value of such fraction, calculated to the nearest one-hundredth (1/100) of a share of Common Stock.

                   (c) In the event that fewer than all the outstanding shares of Series A Senior Preferred Stock are to be converted, the shares to be so converted shall be selected pro rata or by lot or by any other method as may be determined by the Board in its sole discretion to be equitable, provided that only whole shares shall be selected for conversion.

                   (d) In the event the Corporation shall elect to convert shares of the Series A Senior Preferred Stock pursuant to this Section 9, notice of such conversion shall be given by first class mail, postage prepaid, mailed not less than thirty (30) days prior to the conversion date, to each record holder of the shares to be converted, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the conversion date; (ii) the total number of shares of Series A Senior Preferred Stock to be converted and, if fewer than all the shares held by such holder are to be converted, the number of such shares to be converted from such holder;
(iii) the number of shares of Common Stock (or cash in lieu of fractional shares of

Common Stock pursuant to paragraph (b) above) into which such holder's shares of Series A Senior Preferred Stock will be converted or an explanation of the method by which such number of shares of Common Stock (or cash) will be determined on the conversion date; (iv) the place or places where certificates for such shares are to be surrendered in exchange for shares of Common Stock and
(v) that dividends on the shares of Series A Senior Preferred Stock to be converted will cease to accrue on such conversion date.

                   (e) The holder of each share of Series A Senior Preferred Stock called for conversion shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation, or in blank, at the principal office of the transfer agent set forth in the notice of conversion (or if no transfer agent shall be at the time appointed, then to the Corporation at the place set forth in the notice. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such share of Series A Senior Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). The Corporation shall pay any issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series A Senior Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock issued and delivered upon conversion of the Series A Senior Preferred Stock to a person(s) with name(s) other than the name(s) in which the Series A Senior Preferred Stock is registered and the Corporation shall not be required to issue or deliver such Common Stock unless or until the person(s) requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. As soon as practicable after the surrender of the certificate(s) for shares of Series A Senior Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the holders of the Series A Senior Preferred Stock, or on its written order, certificate(s) for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 9 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                   (f) From and after the conversion date, dividends on the shares of the Series A Senior Preferred Stock so called for conversion shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon to the conversion date. Any shares of Series A Senior Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the then authorized number of shares of Series A Senior Preferred Stock accordingly.

                   (g) The Corporation agrees that, in each case where the conversion of shares of Series A Senior Preferred Stock into share of Common Stock pursuant to this section may require the prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), from and after the date (the "HSR Date") on which any of WAF-6, WFML, or any of their respective Affiliates, successors or permitted transferees (any of such parties, a "HSR Holder") notifies the Corporation that compliance is so required under the HSR Act prior to such conversion or exercise, as the case may be, the Corporation and any such HSR Holders shall use their respective best efforts to cause the termination of all waiting periods under the HSR Act, in respect of such conversion of Series A Senior Preferred Stock or issuance of such Common Stock. The Corporation shall pay all fees and expenses of the Holders incurred in compliance with this Section, including their respective reasonable legal fees and expenses and all filing fees required by the HSR Act. The Corporation shall provide each Holder with all such information in respect of the Corporation as such Holder may request to enable such Holders to determine whether the conversion of shares of Series A Senior Preferred Stock or issuance of such Common Stock may require compliance with the HSR Act.

                   10. SUBSCRIPTION RIGHT.

                   (a) If at any time after the date hereof, the Corporation proposes to issue, other than in an underwritten offering, equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities of the Corporation (except for any issuances under any employee stock incentive or other similar plan of the Corporation hereafter created and approved by the Board)), then the Corporation shall:

                   (i) give at least ten Business Days' advance written notice to the holders of the Series A Senior Preferred Stock setting forth in reasonable detail: (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities") including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as may be reasonably required in order to evaluate the proposed issuance; and

                   (ii) subject to the rights of the holders of any Senior Preferred Stock, offer to sell to each holder of shares of Series A Senior Preferred Stock an amount of Proposed Securities the value of which (as determined by reference to the price per share in the proposed offering) shall not be less than the aggregate Liquidation Preference plus accrued and unpaid dividends thereon (whether or not declared) of each holders's shares of Series A Senior Preferred Stock; or in the event that the total purchase price of all the Proposed Securities is less than the aggregate Liquidation Preference plus accrued and unpaid dividends thereon (whether or not declared) of all outstanding shares of Series A

          Senior Preferred Stock, the Corporation shall offer to sell to each holder a pro rata amount of all the Proposed Securities.

                   (b) The holders of Series A Senior Preferred Stock shall have the option to accept such offer as to any or all of the shares so offered within 10 days after receipt of such notice from the Corporation. To the extent that the Corporation offers two or more Proposed Securities in units, the holders of Series A Senior Preferred Stock must purchase such units as a whole and shall not be given the opportunity to purchase only one of the Proposed Securities constituting such unit.

                   (c) Upon the expiration of the offering period described in this Section 10, the Corporation shall be free to sell such Proposed Securities that the holders of Series A Senior Preferred Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of the Series A Senior Preferred Stock. Any Proposed Securities offered or sold by the Corporation after such 90-day period must be reoffered to the holders of the Series A Senior Preferred Stock pursuant to this Section 10. The election by the holders of the Series A Senior Preferred Stock not to exercise their subscription rights under this Section 10 in any one instance shall not affect their right as to any subsequent issuance of Proposed Securities by the Corporation. Any sale of Proposed Securities by the Corporation without first giving the holders of the Series A Senior Preferred Stock the rights described in this Section 10 shall be void and of no force and effect.

                   (d) The rights and obligations of this Section 10 shall terminate on the date that the Common Stock is quoted on the NASDAQ National Market or listed on any national securities exchange; provided that any rights substantially similar to those contemplated by this Section 10 as may be granted to any Parity Preferred Stock or Junior Preferred Stock shall also be terminated.

                   11. REMEDIES CUMULATIVE.

                   No failure or delay on the part of the holders of the Series A Senior Preferred Stock in the exercise of any power, right or privilege under this Certificate of Designations shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Certificate of Designations are cumulative to and not exclusive of any rights or remedies otherwise available.

                   12. APPROVALS.

                   In the event the holders of Series A Senior Preferred Stock shall have the right to approve any action, agreement (including, without limitation, any modification, amendment or waiver thereof) or circumstances, such approval shall require the approval of 50% of the shares of Series A Senior Preferred Stock outstanding at such time, unless otherwise agreed by the holders of such percentage of shares, provided, however, that any shares of Series A Senior Preferred Stock held by Birch or the Corporation, or any of their respective Affiliates, shall not be entitled to vote on any matter otherwise presented to a vote of the holders of shares of Series A Senior Preferred Stock.

                   13. DEFINITIONS. As used in this Certificate, the following terms shall have the following respective meanings:

                   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

                   "Person" means an individual, corporation, limited liability company, partnership, limited partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT C

                   SERIES B JUNIOR CUMULATIVE PREFERRED STOCK


                   1. DESIGNATION AND AMOUNT.

                   The shares of such junior cumulative preferred stock shall be designated "14 1/2% Series B Junior Cumulative Preferred Stock" (the "Series B Junior Preferred Stock"), par value $.01 per share, liquidation preference of $25.00 per share (the "Liquidation Preference"). The number of shares constituting such Series B Junior Preferred Stock shall be 340,000.

                   2. RANKING.

                   (a) With respect to the payment of dividends, repurchases, redemptions and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, the Series B Junior Preferred Stock shall rank:

                       (i) senior and prior to (A) the Class A Voting Common
                   Stock, par value $.00017 per share (the "Voting Common Stock") of the Corporation and the Class B Nonvoting Common Stock, par value $.00017 per share (the "Nonvoting Common Stock" and together with the Voting Common Stock, the "Common Stock") of the Corporation and (B) any other series or class of the Corporation's capital stock that (x) expressly ranks junior to the Series B Junior Preferred Stock with respect to the payment of dividends, repurchases, redemptions and rights upon liquidation, dissolution or winding up of the affairs of the Corporation or (y) does not expressly provide that it ranks senior to or on a parity with the Series B Junior Preferred Stock as to the payment of dividends, repurchases, redemptions and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Junior Preferred Stock"), if any;

                       (ii) pari passu with any class or series of capital stock
                   ranking on a parity with the Series B Junior Preferred Stock with respect to the payment of dividends, repurchases, redemptions and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Parity Preferred Stock"), if any; and

                       (iii) junior to (A) the 14 1/2% Series A Senior Preferred
                   Stock of the Corporation (the "Series A Senior Preferred Stock"), (B) the Series A Convertible Preferred Stock (the "Convertible Preferred Stock") of the Corporation and (C) any class or series of capital stock expressly ranking senior and prior to the Series B Junior Preferred Stock with respect to the payment of dividends, repurchases and rights upon liquidation, dissolution, repurchases, redemptions or winding up of the affairs of the Corporation ("Senior Preferred Stock"); if any.

                   3. DIVIDENDS.

                   (a) Holders of the Series B Junior Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends on the Series B Junior Preferred Stock at an annual rate of 14 1/2% of the Accumulated Value (equivalent to a quarterly rate of 3.625% of the Accumulated Value calculated as of the preceding Dividend Payment Date) per share of Series B Junior Preferred Stock. Dividends on shares of Series B Junior Preferred Stock shall be fully cumulative, compounding quarterly (whether or not declared) and shall accrue and accumulate from the most recent date to which dividends have been paid in full or, if no dividends have been paid, from the date of original issuance of the shares of Series B Junior Preferred Stock, and shall be payable in cash quarterly in arrears, when, as and if declared by the Board out of funds legally available for the payment of dividends on February 1, May 1, August 1 and November 1 of each year (each, a "Dividend Payment Date"), commencing August 1, 1998 except that, if any Dividend Payment Date is not a Business Day (as defined in Section 13 hereof), then the Dividend Payment Date shall be on the first succeeding Business Day. Each dividend shall be paid to the holders of record of shares of Series B Junior Preferred Stock as they appear on the stock register of the Corporation at the close of business on such record dates (each, a "Dividend Payment Record Date"), as shall be fixed by the Board, which date shall be not more than 60 days nor fewer than 10 days preceding each Dividend Payment Date for which the Board has declared that dividends will be paid. Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on a date, not exceeding 60 days nor fewer than 10 days preceding the date on which dividends in arrears will be paid, as may be fixed by the Board. For purposes of this Certificate of Designations, "Accumulated Value" means the Liquidation Preference plus any accumulated and unpaid dividends (whether or not declared) on the shares of Series B Junior Preferred Stock that are not declared and paid in cash as of the Dividend Payment Date preceding the date of determination.

                   (b) No dividends shall be paid or declared and set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Series B Junior Preferred Stock or Parity Preferred Stock unless and until all accrued and unpaid dividends on the shares of Series A Senior Preferred Stock, the Convertible Preferred Stock or any such Senior Preferred Stock have been paid or declared and set apart for payment.

                   (c) No dividends (other than dividends payable solely in shares of Common Stock or Junior Preferred Stock) shall be paid or declared and set apart for payment on any shares of Common Stock or Junior Preferred Stock unless and until all accrued and unpaid dividends on the shares of Series B Junior Preferred Stock shall have been paid in full. No shares of Common Stock or any Junior Preferred Stock shall be repurchased, redeemed (whether by way of mandatory or optional redemption) or otherwise acquired by the Corporation until all shares of Series B Junior Preferred Stock have been repurchased or redeemed and all accrued and unpaid dividends have been paid in full by the Corporation.

                   (d) Unless and until all accrued but unpaid dividends in respect of prior dividend payment periods on the shares of Series B Junior Preferred Stock and any Parity Preferred Stock at such time outstanding have been paid in full or a sum sufficient for such payment is declared and set apart, all accrued dividends upon the shares of the Series B Junior Preferred Stock or Parity Preferred Stock shall be declared pro rata with respect to all the shares of Series B Junior Preferred Stock and Parity Preferred Stock then outstanding, so that the amounts of dividends, if any, declared on the shares of Series B Junior Preferred Stock and Parity Preferred Stock shall in all cases bear to each other the same proportion that, at the time of such declaration, all accrued but unpaid dividends in respect of prior dividend payment periods on the shares of Series B Junior Preferred Stock and the shares of Parity Preferred Stock, respectively, bear to each other. In addition, no shares of Parity Preferred Stock shall be repurchased, redeemed (whether by way of mandatory or optional redemption) or otherwise acquired unless the shares of Series B Junior Preferred Stock are currently repurchased or redeemed on a pro rata basis.

                   4. LIQUIDATION, DISSOLUTION OR WINDING UP.

                   (a) The liquidation value of the shares of Series B Junior Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, shall be the Liquidation Preference of $25.00 per share, plus an amount equal to the accrued and unpaid dividends thereon, whether or not declared, to the payment date (the "Liquidation Value").

                   (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series B Junior Preferred Stock (i) shall not be entitled to receive the Liquidation Value of the shares held by them until payment in full or provision has first been made for the payment of all claims of creditors (unless expressly subordinated to the Series B Junior Preferred Stock) of the Corporation and the liquidation preference, and any accrued and unpaid dividends thereof, on any shares of the Series A Senior Preferred Stock, the Convertible Preferred Stock or any Senior Preferred Stock shall have been paid in full and (ii) shall be entitled to receive the Liquidation Value of such shares held by them (x) in preference to and in priority over any distributions in respect of the shares of Common Stock and any Junior Preferred Stock and (y) ratably and on a pari passu basis with any shares of Parity Preferred Stock. Upon payment in full of the Liquidation Value, the holders of shares of Series B Junior Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series B Junior Preferred Stock and the liquidation preference, and any accrued and unpaid dividends in respect thereof payable to the holders of shares of any Parity Preferred Stock, the holders of all such shares shall share ratably in accordance with the respective preferential amounts payable on such shares in any distribution.

                   (c) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets or cash, securities or other property shall be considered a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.

                   5. VOTING. The holders of shares of Series B Junior Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                   Without first obtaining the prior affirmative vote or written consent of the holders of a majority of the shares of Series B Junior Preferred Stock, the Corporation shall not:

                   (i) alter any provision of the Series B Junior Preferred Stock or this Certificate of Designations; or

                   (ii) amend or repeal any provision of the Certificate of Incorporation or the Corporation's By-Laws, if such action would alter or adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series B Junior Preferred Stock or increase the number of shares of Series B Junior Preferred Stock, Series A Senior Preferred Stock or Convertible Preferred Stock authorized thereby or authorize a class or series of Senior Preferred Stock.

                   6. REDEMPTION AT THE OPTION OF THE CORPORATION.

                   (a) The Corporation, at the option of the Board, may, subject to the provisions of Section 6(f) hereof, redeem at any time or from time to time, all or any part of the outstanding shares of Series B Junior Preferred Stock at a redemption price equal to 100% of the Liquidation Preference, together with accrued and unpaid dividends (whether or not declared) to the date of redemption.

                   (b) In the event that fewer than all the outstanding shares of Series B Junior Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot or by any other method as may be determined by the Board in its sole discretion to be equitable, provided that only whole shares shall be selected for redemption.

                   (c) In the event the Corporation shall redeem shares of Series B Junior Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Series B Junior Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                   (d) If notice shall have been given as provided in Section 6(c) and the Corporation shall have provided moneys at the time and place specified for the payment of the redemption price pursuant to such notice, then from and after the redemption date, dividends on the shares of Series B Junior Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest) shall cease. Upon surrender (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price set forth in Section 6(a). In case fewer than all of the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

                   (e) Shares of Series B Junior Preferred Stock redeemed pursuant to Sections 6, 7 or 8 hereof shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series B Junior Preferred Stock accordingly.

                   (f) Notwithstanding the foregoing provisions of Sections 6, 7 or 8 hereof, no shares of Series B Junior Preferred Stock shall be repurchased, redeemed (whether by way of mandatory or optional redemption) or otherwise acquired by the Corporation until all shares of Series A Senior Preferred Stock have been repurchased or redeemed and all accrued and unpaid dividends have been paid in full by the Corporation.

                   7. REDEMPTION AT THE OPTION OF THE HOLDERS.

                   (a) Subject to the provisions of Section 6(f) hereof, from and after the earliest to occur of (i) the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation to any Person, in a single transaction or series of related transactions; (ii) the consolidation or merger, in a single transaction or series of related transactions, of the Corporation with or into another Person pursuant to which the Corporation is not the surviving entity or (iii) the consolidation or merger, in a single transaction or series of related transactions, of the Corporation with or into another Person pursuant to which the Corporation is the surviving entity (a "Forward Merger") and (w) the shareholders of the Corporation immediately preceding such Forward Merger will not continue to own at least a majority of the outstanding shares of capital stock of the Corporation on a fully diluted basis following the consummation of such Forward Merger, (x) as a direct or indirect result of such Forward Merger, a Change of Control (as defined in the Indenture) shall have occurred, (y) the net worth of the Corporation immediately following the consummation of such Forward Merger shall not at least equal the net worth of the Corporation immediately preceding such Forward Merger or (z) immediately following the consummation of such Forward Merger, the Corporation would not be permitted to incur any additional Indebtedness pursuant to Section 4.12 of the Indenture, the holders of the Series B Junior Preferred Stock may elect to cause the Corporation, upon written notice given to the Corporation by the holders (a "Redemption Notice"), to redeem all or a portion of the shares of Series B Junior Preferred Stock held by such holders (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) at a redemption price equal to 100% of the Liquidation Preference, together with accrued and unpaid dividends (whether or not declared) to the Holder Redemption Date (as defined below). If the Corporation is unable at any Holder Redemption Date to redeem any shares of Series B Junior Preferred Stock then to be redeemed because such redemption would violate the applicable provisions of the laws of the State of Delaware or any rights of any Series A Senior Preferred Stock or any Senior Preferred Stock or any covenants or other obligations of the Corporation under the Indenture or the indenture dated as of July 22, 1997 (the "Existing Indenture") among the Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws, rights or covenants. Notwithstanding the foregoing, the provisions of this Section 7 shall not apply in the event of an internal reorganization of the Corporation involving only the Corporation and its wholly owned Subsidiaries pursuant to which the Corporation is the surviving entity.

                   (b) The date fixed for any such redemption pursuant to
Section 7(a) (the "Holder Redemption Date") shall be the first Business Day which is at least 30 days after the date of delivery of the redemption notice to the Corporation. On or prior to each Holder Redemption Date, the holders of Series B Junior Preferred Stock which have given the Corporation a Redemption Notice shall surrender their certificate(s) representing such shares to the Corporation, in the manner and at the place to be designated by the Corporation, and thereupon the redemption price of such shares shall be payable to such holders of Series B Junior Preferred Stock and each surrendered certificate shall be canceled. From and after the Holder Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of Series B Junior Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Junior Preferred Stock (except the right to receive the redemption price without interest upon surrender of their certificate(s)) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                   8. MANDATORY REDEMPTION. (a) Subject to the provisions of
Section 6(f) hereof, all shares of Series B Junior Preferred Stock shall be redeemed on November 1, 2002 (the "Mandatory Redemption Date") at a redemption price equal to 100% of the Liquidation Preference, together with accrued and unpaid dividends (whether or not declared) to the Mandatory Redemption Date.

                   (b) Written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Mandatory Redemption Date, to each record holder of the shares of Series B Junior Preferred Stock, at such holder's address as the same appears on the books of the Corporation. Such notice shall state: (i) the redemption date; (ii) that all outstanding shares of Series B Junior Preferred Stock are to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on such Mandatory Redemption Date. On or prior to each Mandatory Redemption Date, the holders of the Series B Junior Preferred Stock shall surrender their certificate(s) representing such shares to the Corporation, in the manner and at the place to be designated by the Corporation, and thereupon the redemption price of such shares shall be payable to the holders of the Series B Junior Preferred Stock and each surrendered certificate shall be canceled. From and after the Mandatory Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of the Series B Junior Preferred Stock (except the right to receive the redemption price without interest upon surrender of their certificate(s)) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                   (c) If the Corporation is unable at the Mandatory Redemption Date to redeem any shares of Series B Junior Preferred Stock then to be redeemed because such redemption would violate the applicable provisions of the laws of the State of Delaware or any rights of any Senior Preferred Stock or any covenants or other obligations of the Corporation under the Indenture or the Existing Indenture, then the Corporation shall redeem such shares of Series B Junior Preferred Stock as soon thereafter as redemption would not violate such laws, rights or covenants.

                   9. CONVERSION AT THE OPTION OF THE CORPORATION.

                   (a) If the Corporation completes a Qualified Initial Public Offering (as defined in the Series B Preferred Unit Purchase Agreement dated as of July 13, 1998 between the Corporation and Birch Acquisition L.L.C., DZ Investors L.L.C. and Jefferies & Company, Inc.) that results in the Corporation receiving net proceeds (gross proceeds of the offering less underwriters' discounts and commissions) of not less than $20.0 million then, simultaneously with the closing date of the Qualified Initial Public Offering, the Corporation may, at its option, convert all or any portion of the outstanding shares of Series B Junior Preferred Stock into an amount of fully-paid nonassessable shares of Common Stock, the value of which shall be equal to the aggregate Liquidation Preference of the shares of Series B Junior Preferred Stock to be converted. For the purposes of such conversion, the value of the shares of Common Stock shall be equal to the price per share of Common Stock paid by the public in the Qualified Initial Public Offering. Notwithstanding the foregoing, no shares of Series B Junior Preferred Stock shall be converted pursuant to this
Section 9(a) unless (x) the Corporation shall have paid to each holder of Series B Junior Preferred Stock in full, in cash all accrued and unpaid dividends (whether or not declared) to the conversion date on the shares of Series B Junior Preferred Stock to be so converted, (y) a pro rata amount of shares of any Junior Preferred Stock shall have been or simultaneously be so converted and (z) any requirements of the HSR Act (defined below) shall have been complied with.

                   (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of any shares of Series B Junior Preferred Stock. If any fraction of a share of Common Stock would be otherwise issuable upon conversion of shares of Series B Junior Preferred Stock under Section 9(a), the Corporation shall pay to such holders of Series B Junior Preferred Stock in lieu thereof an amount in cash equal to the value of such fraction, calculated to the nearest one-hundredth (1/100) of a share of Common Stock.

                   (c) In the event that fewer than all the outstanding shares of Series B Junior Preferred Stock are to be converted, the shares to be so converted shall be selected pro rata or by lot or by any other method as may be determined by the Board in its sole discretion to be equitable, provided that only whole shares shall be selected for conversion.

                   (d) In the event the Corporation shall elect to convert shares of the Series B Junior Preferred Stock pursuant to this Section 9, notice of such conversion shall be given by first class mail, postage prepaid, mailed not less than thirty (30) days prior to the conversion date, to each record holder of the shares to be converted, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the conversion date; (ii) the total number of shares of Series B Junior Preferred Stock to be converted and, if fewer than all the shares held by such holder are to be converted, the number of such shares to be converted from such holder;
(iii) the number of shares of Common Stock (or cash in lieu of fractional shares of Common Stock pursuant to paragraph (b) above) into which such holder's shares of Series B Junior Preferred Stock will be converted or an explanation of the method by which such number of shares of Common Stock (or cash) will be determined on the conversion date; (iv) the place or places where certificates for such shares are to be surrendered in exchange for shares of Common Stock and
(v) that dividends on the shares of Series B Junior Preferred Stock to be converted will cease to accrue on such conversion date.

                   (e) The holder of each share of Series B Junior Preferred Stock called for conversion shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation, or in blank, at the principal office of the transfer agent set forth in the notice of conversion (or if no transfer agent shall be at the time appointed, then to the Corporation at the place set forth in the notice. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such share of Series B Junior Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). The Corporation shall pay any issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series B Junior Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock issued and delivered upon conversion of the Series B Junior Preferred Stock to a person(s) with name(s) other than the name(s) in which the Series B Junior Preferred Stock is registered and the Corporation shall not be required to issue or deliver such Common Stock unless or until the person(s) requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. As soon as practicable after the surrender of the certificate(s) for shares of Series B Junior Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the holders of the Series B Junior Preferred Stock, or on its written order, certificate(s) for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 9 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                   (f) From and after the conversion date, dividends on the shares of the Series B Junior Preferred Stock so called for conversion shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon to the conversion date. Any shares of Series B Junior Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the then authorized number of shares of Series B Junior Preferred Stock accordingly.

                   (g) The Corporation agrees that, in each case where the conversion of shares of Series B Junior Preferred Stock into share of Common Stock pursuant to this section may require the prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), from and after the date (the "HSR Date") on which any Holder of shares of Series B Junior Preferred Stock notifies the Corporation that compliance is so required under the HSR Act prior to such conversion or exercise, as the case may be, the Corporation and any such Holders shall use their respective best efforts to cause the termination of all waiting periods under the HSR Act, in respect of such conversion of Series B Junior Preferred Stock or issuance of such Common Stock. The Corporation shall pay all fees and expenses of the Holders incurred in compliance with this Section, including their respective reasonable legal fees and expenses and all filing fees required by the HSR Act. The Corporation shall provide each Holder with all such information in respect of the Corporation as such Holder may request to enable such Holders to determine whether the conversion of shares of Series B Junior Preferred Stock or issuance of such Common Stock may require compliance with the HSR Act.

                   10. SUBSCRIPTION RIGHT.

                   (a) If at any time after the date hereof, the Corporation proposes to issue, other than in an underwritten offering, equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities of the Corporation (except for any issuances under any employee stock incentive or other similar plan of the Corporation hereafter created and approved by the Board)), then the Corporation shall:

                   (i) give at least ten Business Days' advance written notice to the holders of the Series B Junior Preferred Stock setting forth in reasonable detail: (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities") including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as may be reasonably required in order to evaluate the proposed issuance; and

                   (ii) subject to the rights of the holders of any Senior Preferred Stock, offer to sell to each holder of shares of Series B Junior Preferred Stock an amount of proposed Securities the value of which (as determined by reference to the price per share in the proposed offering) shall not be less than the aggregate Liquidation Preference plus accrued and unpaid dividends thereon (whether or not declared) of each holders's shares of Series B Junior Preferred Stock; or in the event that the total purchase price of all the Proposed Securities is less than the aggregate Liquidation Preference plus accrued and unpaid dividends thereon (whether or not declared) of all outstanding shares of Series B Junior Preferred Stock, the Corporation shall offer to sell to each holder a pro rata amount of all the Proposed Securities.

                   (b) The holders of Series B Junior Preferred Stock shall have the option to accept such offer as to any or all of the shares so offered within 10 days after receipt of such notice from the Corporation. To the extent that the Corporation offers two or more Proposed Securities in units, the holders of Series B Junior Preferred Stock must purchase such units as a whole and shall not be given the opportunity to purchase only one of the Proposed Securities constituting such unit.

                   (c) Upon the expiration of the offering period described in this Section 10, the Corporation shall be free to sell such Proposed Securities that the holders of Series B Junior Preferred Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of the Series B Junior Preferred Stock. Any Proposed Securities offered or sold by the Corporation after such 90-day period must be reoffered to the holders of the Series B Junior Preferred Stock pursuant to this Section 10. The election by the holders of the Series B Junior Preferred Stock not to exercise their subscription rights under this Section 10 in any one instance shall not affect their right as to any subsequent issuance of Proposed Securities by the Corporation. Any sale of Proposed Securities by the Corporation without first giving the holders of the Series B Junior Preferred Stock the rights described in this Section 10 shall be void and of no force and effect.

                   (d) The rights and obligations of this Section 10 shall terminate on the date that the Common Stock is quoted on the NASDAQ National Market or listed on any national securities exchange; provided that any rights substantially similar to those contemplated by this Section 10 as may be granted to any Parity Preferred Stock or Junior Preferred Stock shall also be terminated.

                   11. REMEDIES CUMULATIVE.

                   No failure or delay on the part of the holders of the Series B Junior Preferred Stock in the exercise of any power, right or privilege under this Certificate of Designations shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Certificate of Designations are cumulative to and not exclusive of any rights or remedies otherwise available.

                   12. APPROVALS.

                   In the event the holders of Series B Junior Preferred Stock shall have the right to approve any action, agreement (including, without limitation, any modification, amendment or waiver thereof ) or circumstances, such approval shall require the approval of 50% of the shares of Series B Junior Preferred Stock outstanding at such time, unless otherwise agreed by the holders of such percentage of shares.

                   13. DEFINITIONS. As used in this Certificate, the following terms shall have the following respective meanings:

                   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

                   "Person" means an individual, corporation, limited liability company, partnership, limited partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).